UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               September 21, 2005
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


Michigan                          001-32428                    30-0030900
(State or other             (Commission File Number)          (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
News Release, Dated September 21, 2005


Item 8.01 Other Events

     The Registrant, a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, has signed a letter of engagement for financing with Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. The letter of engagement reflects a possible debt refinancing of the Registrant's existing debt and debt financing for the acquisition of Midwest Tube Mills, Inc.

     On August 31, 2005, the Registrant announced it had signed a definitive agreement to purchase substantially all of the assets of Midwest Tube Mills, Inc. for approximately $27.5 million. The transaction would include a cash payment of $25 million and a $2.5 million subordinated promissory note.

     The Jefferies & Company, Inc. letter of engagement is not a financing agreement, nor a commitment for financing. As such, there is no assurance, at this time, that the engagement letter will result in the Registrant obtaining such financing.


Item 9.01 Financial Statements and Exhibits

          Exhibit No. Description
          99.1 News release dated September 21, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARPON INDUSTRIES, INC.

Date: September 21, 2005

By: /s/  James T. House
    -------------------------
    James T. House, Chief Financial Officer

Exhibit Index

        Exhibit No. Description
        99.1 News release dated September 21, 2005


           TARPON INDUSTRIES SIGNS LETTER OF ENGAGEMENT FOR FINANCING
                         WITH JEFFERIES & COMPANY, INC.

Marysville, Michigan - September 21, 2005 - Tarpon Industries, Inc. (AMEX: TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced that it has signed a letter of engagement for financing with Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF) and a leading investment bank and institutional securities firm. The letter of engagement reflects a possible debt refinancing of the company's existing debt and debt financing for the acquisition of Midwest Tube Mills, Inc.

On August 31, 2005, Tarpon announced it had signed a definitive agreement to purchase substantially all of the assets of Midwest Tube Mills, Inc. for approximately $27.5 million. The transaction was detailed to be a combination of cash and a $2.5 million subordinate promissory note.

"We are pleased to announce we've entered into an engagement letter with Jefferies for our financing of the Midwest Tube acquisition," said Tarpon Chairman and CEO J. Peter Farquhar. "Jefferies' breadth of experience and expertise as a full service investment banking firm should prove to be invaluable to our aggressive growth strategy."

The engagement letter is not a financing agreement, nor a commitment for financing. As such there is no assurance, at this time, that the engagement letter will result in the Company obtaining such financing.

About Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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